EXHIBIT 10.9

                                  GROUND LEASE



                                HIC ASSOCIATES,

                           A California Joint venture


                                     LESSOR




                        CHARLES RIVER LABORATORIES INC.



                                     LESSEE






                              Dated: June 5 1992.

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                                  GROUND LEASE

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----

I.    PARTIES; OPENING CLAUSE; WORDS OF LEASING. . . . . . . . . . . . . .   1
II.   PREMISES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      A. Definition  . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
      B. General Description . . . . . . . . . . . . . . . . . . . . . . .   1
      C. Legal Description . . . . . . . . . . . . . . . . . . . . . . . .   1
         1. No Existing Improvements . . . . . . . . . . . . . . . . . . .   1
III.  OPTION TO LEASE. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
IV.   OPTION TO PURCHASE . . . . . . . . . . . . . . . . . . . . . . . . .   3
      A. Option to Purchase Premises . . . . . . . . . . . . . . . . . . .   3
         1. Grant of Option to Lessee. . . . . . . . . . . . . . . . . . .   3
         2. Option Period. . . . . . . . . . . . . . . . . . . . . . . . .   3
         3. Method of Exercising Option. . . . . . . . . . . . . . . . . .   3
         4. Purchase Price . . . . . . . . . . . . . . . . . . . . . . . .   4
            a. Price Set by Appraisal. . . . . . . . . . . . . . . . . . .   4
         5. Method of Payment. . . . . . . . . . . . . . . . . . . . . . .   6
V.    TERM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      A. Initial Term. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
VI.   RENT; SECURITY; OTHER PAYMENTS . . . . . . . . . . . . . . . . . . .   7
      A. Lessee's Covenant To Pay. . . . . . . . . . . . . . . . . . . . .   7
      B. Rent/Option Payment . . . . . . . . . . . . . . . . . . . . . . .   7
         1. Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

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         2. Option to Lease. . . . . . . . . . . . . . . . . . . . . . . .   7
         3. Cost of Living Adjustment. . . . . . . . . . . . . . . . . . .   7
         4. No Adjustment Below
            Initial Minimum Rent . . . . . . . . . . . . . . . . . . . . .   9
         5. Limitation on Upward Adjustments . . . . . . . . . . . . . . .   9
      C. Taxes; Assessments. . . . . . . . . . . . . . . . . . . . . . . .   9
         1. On Real and Personal Property. . . . . . . . . . . . . . . . .   9
         2. Prorations . . . . . . . . . . . . . . . . . . . . . . . . . .  10
            a. For First and Final Years of Term . . . . . . . . . . . . .  10
            b. For Other Property of Lessor. . . . . . . . . . . . . . . .  10
         3. Lessee's Right to Contest. . . . . . . . . . . . . . . . . . .  10
         4. Exemptions . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         5. Proof of Compliance. . . . . . . . . . . . . . . . . . . . . .  12
      D. Common Area and Other Expenses. . . . . . . . . . . . . . . . . .  12
VII.  USES; PURPOSES . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
VIII. IMPROVEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      A. Construction  . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         1. Lessee's Duty to Pay Fee For Offsite improvements  . . . . . .  13
         2. Conditions of Major Construction . . . . . . . . . . . . . . .  14
            a. Introductory Clause . . . . . . . . . . . . . . . . . . . .  14
            b. Offsite Improvements. . . . . . . . . . . . . . . . . . . .  14
            c. Agreement as to Plans
               and Specifications. . . . . . . . . . . . . . . . . . . . .  14
            d. Notice of Intent to Construct . . . . . . . . . . . . . . .  15
            e. Required Governmental Permits . . . . . . . . . . . . . . .  15

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            f. Builder's Risk and Other Insurance. . . . . . . . . . . . .  15
         3. Soil Conditions. . . . . . . . . . . . . . . . . . . . . . . .  15
         4. Completion . . . . . . . . . . . . . . . . . . . . . . . . . .  16
            a. Notice of Completion. . . . . . . . . . . . . . . . . . . .  16
            b. Notice of Changes in Plans. . . . . . . . . . . . . . . . .  16
         5. Further Development. . . . . . . . . . . . . . . . . . . . . .  17
      B. Maintenance; Repairs; Alterations;
         Reconstruction. . . . . . . . . . . . . . . . . . . . . . . . . .  17
         1. Lessee Required to Maintain Premises . . . . . . . . . . . . .  17
            a. Definition of Duty; Compliance
               With Laws . . . . . . . . . . . . . . . . . . . . . . . . .  17
         2. Major and Minor Reconstructions,
            Alterations. . . . . . . . . . . . . . . . . . . . . . . . . .  18
            a. Major and Minor Distinguished . . . . . . . . . . . . . . .  18
            b. When Lessor's Approval of Plans
                 Not Required. . . . . . . . . . . . . . . . . . . . . . .  18
      C. Ownership of Improvements . . . . . . . . . . . . . . . . . . . .  18
         1. Ownership of New Improvements
            During Term. . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2. Ownership at Termination . . . . . . . . . . . . . . . . . . .  19
            a. Reversion to Lessor . . . . . . . . . . . . . . . . . . . .  19
IX.   ASSIGNMENT; SUBLETTING . . . . . . . . . . . . . . . . . . . . . . .  19
      A. Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         1. Lessee's Right to Assign . . . . . . . . . . . . . . . . . . .  19
         2. Conditions Precedent to Assignment . . . . . . . . . . . . . .  20
      B. Right to Sublet . . . . . . . . . . . . . . . . . . . . . . . . .  20

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X.    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      A. Fire and Extended Coverage. . . . . . . . . . . . . . . . . . . .  21
         1. Lessee's Duty To Keep Improvements
              Insured. . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         2. Builder's Risk Coverage. . . . . . . . . . . . . . . . . . . .  21
      B. Other Insurance and Indemnification . . . . . . . . . . . . . . .  22
         1. Public Liability Insurance . . . . . . . . . . . . . . . . . .  22
      C. Policy Form, Content, Insurer . . . . . . . . . . . . . . . . . .  22
      D. Failure To Maintain Insurance;
         Proof of Compliance . . . . . . . . . . . . . . . . . . . . . . .  23
      E. Lessor's Nonliability . . . . . . . . . . . . . . . . . . . . . .  24
      F. Lessee's Nonliability . . . . . . . . . . . . . . . . . . . . . .  24
XI.   CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      A. Preliminary Provisions. . . . . . . . . . . . . . . . . . . . . .  25
         1. Definitions. . . . . . . . . . . . . . . . . . . . . . . . . .  25
         2. Notice to Other Party. . . . . . . . . . . . . . . . . . . . .  27
         3. Representative of Each Party;
            Effectuation . . . . . . . . . . . . . . . . . . . . . . . . .  27
      B. Division. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         1. "Just and Equitable" Division. . . . . . . . . . . . . . . . .  28
XII.  HAZARDOUS MATERIALS. . . . . . . . . . . . . . . . . . . . . . . . .  28
XIII. DEFAULT; REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . .  33
      A. Lessee's Default. . . . . . . . . . . . . . . . . . . . . . . . .  33
         1. Introductory Clause. . . . . . . . . . . . . . . . . . . . . .  33
            a. Failure To Materially Perform
               Lease Covenants . . . . . . . . . . . . . . . . . . . . . .  33

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            b. Attachment or other Levy. . . . . . . . . . . . . . . . . .  33
            c. Appointment of Receiver . . . . . . . . . . . . . . . . . .  33
            d. Insolvency, Bankruptcy  . . . . . . . . . . . . . . . . . .  34
            e. Default in Mortgage Payment . . . . . . . . . . . . . . . .  34
            f. Lessee's Right to Cure Defaults . . . . . . . . . . . . . .  34
            g. Lessor's Right To Cure Lessee's . . . . . . . . . . . . . .  35
               Defaults. . . . . . . . . . . . . . . . . . . . . . . . . .  35
      B. Lessor's Remedies . . . . . . . . . . . . . . . . . . . . . . . .  35
         1. introductory Clause. . . . . . . . . . . . . . . . . . . . . .  35
         2. Nonmonetary Remedies . . . . . . . . . . . . . . . . . . . . .  36
            a. Termination . . . . . . . . . . . . . . . . . . . . . . . .  36
            b. Reentry Without Termination . . . . . . . . . . . . . . . .  36
            c. Lessee's Personal Property. . . . . . . . . . . . . . . . .  37
         3. Monetary Remedies. . . . . . . . . . . . . . . . . . . . . . .  37
            a. Recovery of Rent. . . . . . . . . . . . . . . . . . . . . .  37
            b. Damages . . . . . . . . . . . . . . . . . . . . . . . . . .  38
            c. Assignment of Subrents. . . . . . . . . . . . . . . . . . .  38
      C. Notice of Lessor's Default; Lessee's Waiver . . . . . . . . . . .  40
      D. Provisions Applicable to Both Parties . . . . . . . . . . . . . .  40
         1. Unavoidable Default or Delay . . . . . . . . . . . . . . . . .  40
         2. Waiver, Voluntary Acts . . . . . . . . . . . . . . . . . . . .  41
         3. Attorney's Fees. . . . . . . . . . . . . . . . . . . . . . . .  41
XIV.  WATER TO PREMISES . . . . . . . . . . . . . . . .  . . . . . . . . .  42
XV.   TITLE . . . . . . . . . . . . . . . . .  . . . . . . . . . . . . . .  42
      A. Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

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      B. Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
      C. No Encumbrances . . . . . . . . . . . . . . . . . . . . .  . . . . 43
      D. Proof of Title . . . . . . . . . . . . . . . . . . . . . . . . . . 44
      E. Quiet Enjoyment. . . . . . . . . . . . . . . . . . . . . . . . . . 44
XVI.  EXCHANGE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 44
XVII. SUBORDINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
      A. Lease To Be Prior But Subject Subordination. . . . . . . . . . . . 45
XVIII. GENERAL CONDITIONS; MISCELLANEOUS PROVISIONS . . . . . . . . . . . . 46
      A. Transactions Between Parties . . . . . . . . . . . . . . . . . . . 46
         1. Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
         2. Performance of Lessee's Covenants by Others . . . . . . . . . . 48
         3. Nonmerger of Fee and Leasehold Estates. . . . . . . . . . . . . 48
         4. Estoppel Certificates; Liquidated Damages . . . . . . . . . . . 48
         5. Joint and Several Obligations . . . . . . . . . . . . . . . . . 49
      B. Interpretation of Lease. . . . . . . . . . . . . . . . . . . . . . 49
         1. captions, Table of Contents . . . . . . . . . . . . . . . . . . 49
         2. Gender. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
         3. Singular and Plural . . . . . . . . . . . . . . . . . . . . . . 49
         4. Exhibits, Addenda . . . . . . . . . . . . . . . . . . . . . . . 49
         5. Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . 50
         6. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . 50
      C. Successors . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

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XIX. EXPIRATION; TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 50
      A. Lessee's Duty to Surrender . . . . . . . . . . . . . . . . . . . . 50
      B. Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
      C. Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
XX.  EXECUTION; MEMORANDUM OF LEASE . . . . . . . . . . . . . . . . . . . . 51
      A. Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . 51
      B. Recordation of Memorandum of Lease Only. . . . . . . . . . . . . . 52

                                    -000-




                                     vii
BOSSO, WILLIAMS
LEVIN, SACHS & BOOK
A PROFESSIONAL
CORPORATION
133 MISSION STREET
SUITE 250
POST OFFICE BOX 1832
SANTA CRUZ
CALIFORNIA 25061-L1822
TELEPHONE
(408) 426-8484
FAX (408) 423-2830
(408) 423-2830

                                 GROUND LEASE

         I. PARTIES; OPENING CLAUSE; WORDS OF LEASING

         This Ground Lease is made on January 1, 1992, between HIC ASSOCIATES, a Joint Venture, hereinafter called "Lessor," and CHARLES RIVER LABORATORIES, INC., hereinafter called "Lessee."

         Lessor leases to Lessee, and Lessee hires from Lessor, the Premises hereafter described.


                                 1II. PREMISES

A. Definition. Except as expressly provided to the contrary in this Lease, reference to "Premises" is to the described land plus any described appurtenances, exclusive of any improvements now or hereafter located on the Premises, notwithstanding that any such improvements may or shall be construed as affixed to and as constituting part of the real property, and without regard to whether ownership of the improvements is in the name of Lessor or in the Lessee.

B. General Description.

         1. The Premises is commonly referred to as 1000 Park Center Drive (Parcel 10), Hollister, California 95023. The land is unimproved.

C. Legal Description.

         1. No Existing Improvements. The legal description of the Premises is included in Exhibit A, attached to this Lease and initialed by the parties.

                             III. OPTION TO LEASE

A. Lessee shall have an exclusive option to lease Parcel 9, commonly referred to as 900 Park Center Drive, Hollister, California 95023. Said land is unimproved.

B. Said exclusive option to lease may be exercised at any time during the five
(5)-year period following the date of execution of this Lease (the "Option Period"). If said option is exercised, the Lease shall be on the same terms and conditions (including, without limitation, rent and payment terms) as for Parcel 10.

C. For Parcel 9 to be included within the option to purchase, as described below, Lessee must exercise this option to lease within the option Period.

D. Upon Lessee's exercise of the option to lease granted pursuant to this
Article III and, if applicable, the option to purchase granted pursuant to
Article IV below, Parcel 9 shall automatically be deemed part of the "Premises" for purposes hereof; provided, however, that Lessee shall have the option, at Lessee's discretion, to purchase only one of the parcels comprising the Premises in accordance with Article IV, Paragraph A. 1. hereof. A legal description of Parcel 9 is included in Exhibit A, attached to this Lease and initialed by the parties.

E. Lessor hereby agrees not to sell the Premises or, if not yet leased by lessee, Parcel 9, or to lease Parcel 9 in violation of this Article III, or to pledge, grant a security interest in, or otherwise encumber the Premises or, if not yet leased by Lessee,

Parcel 9, or commit to do any of the foregoings, in a manner which could prohibit Lessee from receiving clear title to the Premises and, if not yet leased, Parcel 9, on a timely basis as contemplated in Article IV hereof, so long as Lessee continues to make payments pursuant to Article VI, Paragraph B.
2. below.


                            IV. OPTION TO PURCHASE

A. Option To Purchase Premises.

         1. Grant of Option to Lessee. Lessor hereby grants to Lessee an exclusive option to purchase, at Lessee's discretion, one or, if applicable and Lessee so chooses, both of the parcels comprising the Premises in accordance with the provisions of this Lease, as long as Lessee is not in default with respect to any of its payment obligations hereunder at the time Lessee exercises the option. If Lessee is also leasing Parcel 9 at the time of exercise of this option to purchase, said option shall automatically extend to Parcel 9. If Lessee is not so leasing Parcel 9, this option shall extend only to the Premises, as initially defined.

         2. Option Period. Lessee shall have the right to exercise the option to purchase at any time during the period commencing on January 1, 1997, and ending on the expiration or termination of this Lease (the "Purchase Period").

         3. Method of Exercising Option. Lessee shall exercise the option by giving written notice ("Option Notice") to Lessor at any time within the Purchase Period.

4. Purchase Price.

         a. Price set by Appraisal. The parties shall have thirty (30) days after Lessor receives the Option Notice in which to agree on the purchase price for the Premises (the "Purchase Price"). If the parties are unable to agree on the Purchase Price within such thirty (30)-day period, then within ten (10) days after the expiration of such period, (i) Lessee shall provide Lessor with a written statement setting forth what Lessee believes to be the maximum reasonable purchase price for the Premises (the "Lessee Price") and
(ii) each party, at its respective cost and by giving notice to the other party, shall appoint a qualified real estate appraiser with at least five (5) years' full-time commercial appraisal experience in Northern California to establish the Purchase Price. If a party does not appoint an appraiser within ten (10) days after it has received written notice from the other party of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the Purchase Price of the Premises. If two appraisers are appointed by the parties in accordance with this paragraph, they shall meet promptly (but in no event more than five (5) days after the appointment of the latter appraiser), and attempt to establish the Purchase Price. If they are unable to agree on the Purchase Price within thirty (30) days after the second appraiser has been appointed, they shall attempt to select a third appraiser meeting the qualifications stated in this paragraph within ten (10) days after the last day the two appraisers are given to establish the Purchase Price. If they are unable to agree on the third appraiser, either of the parties to this Lease by giving ten (10) days' notice to the other party can apply to the then Presiding Judge of the Superior Court in the county in which the Premises are located, for the selection of a third appraiser who meets the qualifications stated in this paragraph. Each of the parties shall bear one-half (1/2) of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party.

         Within thirty (30) days after the selection of the third appraiser, a majority of the appraisers shall establish the Purchase Price. If a majority of the appraisers is unable to set the Purchase Price within the stipulated period of time, the three appraisals shall be added together and their total divided by three; the resulting quotient shall be the Purchase Price. In appraising the Premises as provided in this paragraph, the appraisers shall not take into consideration the existence of this Lease or the Lessee Price.

         After the Purchase Price for the Premises has been established, the appraisers shall immediately notify the parties. In no event, however, shall the Purchase Price be less than Three Dollars ($3.00) per square foot.

         Once established in accordance with the terms of this paragraph, the Purchase Price shall be binding on Lessor and Lessee. Lessee may thereafter proceed with the purchase of the Premises in accordance with this Article IV; provided, however, that Lessee shall not be obligated to effect such a purchase if the Purchase Price established in accordance with this Article IV is greater than the Lessee Price, in which case this Lease shall continue in full force and effect and the Lessee shall continue to have the right to exercise the option granted under this Article IV at any time thereafter during the term of this Lease or any extensions thereof.

         In the event Lessee elects to proceed with the purchase of the Premises in accordance with this Article IV, Lessor and Lessee hereby covenant and agree to use their respective best efforts and to take all actions necessary to effect the closing of such purchase and the transfer of title to Lessee within thirty (30) days of Lessee's election to proceed with such purchase.

         5. Method of Payment. The Purchase Price shall be payable in cash in lawful money of the United States to Lessor by Lessee at close of escrow (the date the grant deed is recorded). Escrow shall close within thirty (30) days of establishing the Purchase Price. The costs of escrow shall be shared equally in accordance with the custom of the county in which the Premises are located.

                                   V. TERM

A. Initial Term. The term of this Lease is thirty-four (34) full calendar years, beginning January 1, 1992, and ending at midnight on January 1, 2026, unless extended or sooner terminated as provided for in this Lease. Lessee shall have the option to terminate this Lease at any time after January 1, 1997, upon delivery of six (6) months written notice to Lessor.


                      VI. RENT; SECURITY; OTHER PAYMENTS

A. Lessee's Covenant To Pay. Lessee shall pay the following sums; provided that Lessee shall have the right to offset any such payments to be made pursuant to this Article VI against any fees, expenses or charges paid or incurred by Lessee due to Lessor's failure to perform under this Lease

B. Rent/Option Payment.

         1. Rent. Thirty-Six Thousand Dollars ($36,000.00) to Lessor per annum, as rent payable in advance on the anniversary date of the date of this Lease, so long as this Lease remains in effect.

         2. Option to Lease. Twenty-Four Thousand Dollars ($24,000.00) to Lessor per annum payable in advance on the date of execution of this Lease and the first through fourth anniversary dates of the date of this Lease, so long as this Lease remains in effect during such period, as consideration for the option to lease Parcel 9, all as set forth above.

         3. Cost of Living Adjustment. The minimum annual net rent required to be paid pursuant to Paragraph B. 1. of this Article VI shall be adjusted upward or downward as of the first (1st) day of each year (the adjustment date) beginning on the first day of the second year of the lease term, according to the following computation:

         The base for computing the adjustment is the index figure for the month nearest the commencement date of the lease term (the index date), as shown in the Consumer Price Index (CPI) for All items--U.S. Average/Housing--San Francisco-Oakland based on the period 1957-1959 = 100 as published by the U.S. Department of Labor's Bureau of Labor Statistics.

         The index for the adjustment date shall be computed as a percentage of the base figure. For example, assuming the base figure on the index date is 110 and the index figure on the adjustment date is 121, the percentage to be applied is 121/110 = 1.10 = 110 Percent. That percentage shall be applied to the initial minimum annual net rent for the period beginning on the adjustment date and continuing until the next adjustment date.

         The index for the adjustment date shall be the one reported in the U.S. Department of Labor's most comprehensive official index then in use and most nearly answering the foregoing description of the index to be used. If it is calculated from a base different from the base period 1957 - 1959 = 100 used for the base figure above, the base figure used for calculating the adjustment percentage shall first be converted under a formula supplied by the Bureau.

         If the described index shall no longer be published, another generally recognized authoritative source shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the substitute index shall, on application of either party, be selected by the chief officer of the San Francisco regional office of the Bureau of Labor Statistics or its successor.

         4. No Adjustment Below Initial Minimum Rent. In no event shall the amount of minimum annual net rent be reduced below the initial amount specified in Article VI, Paragraph B. 1.

         5. Limitation on Upward Adjustments. In no event shall the amount of minimum annual rent be increased by more than ten percent (10%) by reason of any adjustment pursuant to Article VI, Paragraph B. 3.

C. Taxes; Assessments.

         1. On Real and Personal Property. All real and personal property taxes, general and special assessments, annexation fees, and other charges of every description levied on or assessed against the Premises, improvements located on the Premises, personal property located on or in the Premises or the improvements thereon, the leasehold estate, or any subleasehold estate, to the full extent of installments falling due during the term, whether belonging to or chargeable against Lessor or Lessee. Lessee shall make all such payments directly to the charging authority before delinquency and before any fine, interest, or penalty shall become due or be imposed by operation of law for their nonpayment. If, however, the law expressly permits the payment of any or all of the above items in installments (whether or not interest accrues on the unpaid balance), Lessee may, at Lessee's election, utilize the permitted installment method, but shall pay each installment with any interest before delinquency.

         2. Prorations.

            a. For First and Final Years of Term. All payments of taxes or assessments, or both, shall be prorated for the initial lease year and for the year in which the lease terminates.

            b. For Other Property of Lessor. If the Premises are assessed with other property of Lessor for purposes of Property taxes, assessments, or other ad valorem or improvement levies (collectively referred to in this paragraph as taxes), all taxes imposed on the entire parcel of which the Premises are a part shall, until the Premises are separately assessed, be prorated such that Lessee shall pay (i) 19.5% of the entire tax computed in the event the Premises are comprised solely of Parcel 10 or (ii) 39% of the entire tax computed if the Premises are comprised of Parcels 9 and 10.

         3. Lessee's Right to Contest. Lessee may contest the legal validity or amount of any taxes, assessments, or charges for which Lessee is responsible under this Lease, and may institute such proceedings as Lessee considers necessary at Lessee's sole expense. If Lessee contests any such tax, assessment, or charge, Lessee may withhold or defer payment or pay under protest but shall indemnify Lessor and the Premises from any lien.

         Lessor appoints Lessee as Lessor's attorney-in-fact for the purpose of making all payments to any taxing authorities and for the purpose of contesting any taxes, assessments, or charges, conditioned on Lessee's preventing any liens from being levied on the Premises or on Lessor (other than the statutory lien of Revenue and Taxation Code Section 2187).

         4. Exemptions. Lessee's obligation to pay taxes or assessments levied or charged against the Premises or improvements or against specified personal property shall not include the following, whatever they may be called: business income, or profits taxes levied or assessed against Lessor by federal, state, or other governmental agency; estate, succession, inheritance, or transfer taxes of Lessor; or corporation, franchise, or profits taxes imposed on the corporate owner of the fee title of the Premises. If, however, during the term, taxes are imposed, assessed, or levied on the rents derived from the Premises in lieu of all or any part of real property taxes, personal property taxes, or real and personal property taxes that Lessee would have been obligated to pay under the foregoing provisions, and the purpose of the new taxes is more closely akin to that of an ad valorem or use tax than to an income or franchise tax on Lessor's income, Lessee shall pay the taxes as provided above for property taxes and assessments.

         5. Proof of Compliance. Lessee shall furnish to Lessor, upon request, receipts or other appropriate evidence establishing Lessee's tax payment. Lessee may at its discretion comply with this requirement by retaining a tax service to notify Lessor whether the taxes have been paid.

D. Common Area and Other Expenses. Lessee shall pay its proportionate share (19.5% if the Promises are comprised solely of Parcel 10 or 39% if the Premises are comprised of Parcels 9 and 10) of all common area expenses listed on Exhibit B, attached hereto and initialed by the parties, including liability insurance and water facilities (which will be separately metered) within thirty (30) days of receiving Lessor's annual invoice with reasonable documentation attached. Extraordinary expense items, which have been previously approved by Lessee in writing, except for emergency repairs, and water billings will be billed upon occurrence. Upon connection to City of Hollister, California (the "City") sewer and water services, Lessee shall pay directly to City for services metered and used by Lessee. Lessor hereby represents that it is its best good-faith estimate that Lessee's proportionate share of such common area expenses, not including taxes and special assessments, will not exceed One Thousand Dollars ($1,000.00) per year.


                             VII. USES; PURPOSES

         Lessee shall use and permit the use of the Premises primarily for the construction, maintenance, and operation of a rodent breeding facility and general office and administration, provided that Lessee may at any time use the existing or subsequent improvements, or permit them to be used, for any lawful purpose. Provided further that Lessee shall at all times comply with any and ail government regulations and/or restrictions governing Lessee's use. Lessor represents and warrants that the Premises (which term shall include Parcels 9 and 10 for purposes of this Article VII) are presently zoned for operation of a rodent breeding facility and the general office and administration activities associated therewith, and Lessor knows, without any independent investigation an its part, of no current or pending regulations, ordinances or other laws which would prohibit or limit Lessee's proposed use of the Premises as an operating rodent breeding facility.


                              VIII. IMPROVEMENTS

A. Construction.

         1. Lessee's Duty to Pay Fee For Offsite Improvements. Within thirty
(30) days of the date of execution of this Lease, Lessee will deliver to Lessor a check in the amount of Two Hundred Twenty Thousand Dollars ($220,000.00), representing a one-time fee covering offsite development expenses in connection with its lease of Parcel 10. In consideration of receipt of such fee, Lessor will construct the off-site improvements specified in Exhibit C, attached hereto, in accordance with the specifications and construction schedule set forth in such Exhibit C. If Lessee elects to lease or purchase Parcel 9, it will be required to pay

HIC Associates for services rendered an additional one-time fee of Two
Hundred Twenty Thousand Dollars ($220,000.00) on the date of its Lease or purchase of Parcel 9. Lessor shall consult with Lessee's engineering personnel in connection with the construction of the offsite improvements on Parcel 10 and, if applicable, Parcel 9, and will cooperate with Lessee in ensuring that such offsite improvements meet Lessee's presently projected needs.

         2. Conditions of Major Construction.

            a. Introductory Clause. Before any major work of construction is commenced on the Premises, and before any building materials have been delivered to the Premises by Lessee or under Lessee's authority, Lessee shall comply with all the following conditions or procure Lessor's written waiver of the condition or conditions specified in the waiver:

            b. Offsite Improvements. Lessee shall have paid Lessor the $220,000.00 fee for construction of all offsite improvements in accordance with the specifications and construction schedule set forth in Exhibit C hereto.

            c. Agreement as to Plans and Specifications. The plans, specifications and designs shall be substantially the same as is attached hereto marked Exhibit D, and by this reference incorporated herein, the same to be submitted to San Benito County for issuance of appropriate permits. Lessor acknowledges and agrees that the plans, specifications and designs so attached as Exhibit D relate to Parcel 10, and the aforementioned approval by

San Benito County applies to plans, specifications and designs submitted with respect to Parcel 10.

            d. Notice of intent to Construct. Notify Lessor of Lessee's intention to commence a work of improvement at least three (3) days before commencement of any such work or delivery of any materials. Lessor shall have the right to post and maintain an the Premises any notices of nonresponsibility provided for under applicable law, and to inspect the Premises in relation to the construction at all reasonable times, upon prior written notice to Lessee.

            e. Required Govermental Permits. Procure and deliver to Lessor at Lessee's expense evidence of compliance with all then applicable codes, ordinances, regulations, and requirements for permits and approvals, including but not restricted to a grading permit, building permits, zoning and planning requirements, and approvals from various governmental agencies and bodies having jurisdiction.

            f. Builder's Risk and Other Insurance. Deliver to Lessor (1) certificates of insurance evidencing coverage for "builder's risk," and (2) evidence of worker's compensation insurance in the State of California.

         3. Soil Conditions. Except as provided to the contrary in Article XII of this Lease, Lessor makes no covenants or warranties respecting the condition of the soil or subsoil or any other condition of the Premises. Lessee may enter onto the land before commencement of the term to make environmental, soil and structural engineering tests that Lessee considers necessary. All such tests made by or on behalf of Lessee shall be at Lessee's sole expense and shall be evidenced by a separate contract. A copy of the report shall be delivered to Lessor on commencement of the term. The receipt of test results satisfactory to Lessee is of the essence of this Lease and is expressly made a condition precedent to this Lease. In the event such tests yield evidence of contamination of the soil or subsoil of the Premises, giving rise to liability, this Lease shall be declared a nullity and Lessor shall promptly refund to Lessee all amounts previously paid hereunder. Thereafter, neither party shall have any liabilities or obligations to the other arising out of this Lease.

4. Completion.

            a. Notice of Completion. On completion of any substantial work of improvement during the term, Lessee shall file or cause to be filed a notice of completion.

            b. Notice of Changes in Plans. On completion of any work of improvement, Lessee shall give Lessor notice of all changes in plans or specifications made during the course of the work and shall, at the same time and in the same manner, supply Lessor with "as built" drawings accurately reflecting all such changes. Lessor acknowledges that it is common practice in the construction industry to make numerous changes during the course of construction on substantial projects. Changes that do not substantially alter plans and specifications previously approved by Lessor do not constitute a breach of Lessee's obligations.

         5. Further Development. Lessor represents and warrants that any development of the undeveloped lots within the subdivision (including Parcel 9, if not purchased by Lessee) shall be of a quality and character reasonably consistent with Lessee's operations and shall be limited to light industrial uses.

D. Maintenance; Repairs; Alterations; Reconstruction.

         1. Lessee Required To Maintain Premises.

            a. Definition of Duty; Compliance With Laws. Throughout the term, Lessee shall, at Lessee's sole cost and expense, maintain the Premises and all improvements in reasonable condition and repair, ordinary wear and tear excepted, and in accordance with all applicable laws, rules, ordinances, orders and regulations of (1) federal, state, county, municipal, and other governmental agencies and bodies having or claiming jurisdiction and all their respective departments, bureaus, and officials; (2) the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction; and (3) all insurance companies insuring all or any part of the Premises or improvements or both. Lessor hereby represents and warrants that, to the best of Lessor's knowledge, as of the date of this Lease, the Premises and all improvements thereon have been maintained in accordance with all of the foregoing laws, rules, ordinances, orders and regulations.

         Nothing in this Lease shall be construed as limiting any right given elsewhere in this Lease to alter, modify, demolish, remove, or replace any improvement. No deprivation, impairment, or limitation of use resulting from any event or work contemplated by the preceding paragraph shall entitle Lessee to any offset, abatement, or reduction in rent nor to any termination or extension of the term.

         2. Major and Minor Reconstructions, Alterations.

            a. Major and Minor Distinguished. Lessor's approval is not required for Lessee's minor alterations, or additions. "Minor" means a construction cost not exceeding Five Hundred Thousand Dollars ($500,000.00). "Major" alterations or additions are those not defined as minor above. For major alterations or additions, Lessee shall comply with all conditions of Major Construction elsewhere in this Lease.

            b. When Lessor's Approval of Plans Not Required. If Lessee's proposed work does not substantially alter the then-existing use of the Premises, Lessor's approval of plans and specifications shall not be required. If Lessor's approval is required, the provision relating to Lessor's approval in the conditions of Major Construction shall apply.

C. Ownership of Improvements.

         1. Ownership of New Improvements During Term. All improvements constructed on the Premises by Lessee as permitted by this Lease shall be owned by Lessee until expiration of the term or sooner termination of this Lease. Lessee shall not, however, waste or destroy any improvements on the Premises, but may repair and modify such improvements at Lessee's discretion. The parties covenant for themselves and all persons claiming under them that the improvements are real property.

         2. Ownership at Termination.

            a. Reversion to Lessor. All improvements an the Premises at the expiration of the term or sooner termination of this Lease shall, without compensation to Lessee, then become Lessor's property free and clear of all claims to or against them as of the date of transfer by Lessee or any third person, and Lessee shall defend and indemnify Lessor against all liability and loss arising from any such claims made on or before date of transfer or from Lessor's exercise of the rights conferred by this paragraph. Lessor and Lessee understand and agree that Lessee shall be obligated under this provision to leave only the concrete building shell and any existing infrastructure or landscaping improvements following the expiration or termination of this Lease and Lessor shall have no claim that any other improvements constitute property of the Lessor.


                         IX. ASSIGNMENT; SUBLETTING

A. Assignment.

         1. Lessee's Right to Assign. Lessee shall have the right to assign or otherwise transfer Lessee's interest in this Lease and the estate created by this Lease only with the consent of the

Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee shall be free to assign or otherwise transfer Lessee's interest in this Lease and the estate created by this Lease without Lessor's consent to any successors, assigns or affiliates of the Lessee or to any other third party engaged in the rodent breeding business.

         2. Conditions Precedent to Assignment. The following are conditions precedent to Lessee's right of assignment:

            a. Lessee shall give Lessor reasonable notice of the proposed assignment.

            b. The proposed assignee shall, in recordable form, expressly assume all the covenants and conditions of this Lease.

B. Right to Sublet. Lessee shall have the absolute right to sublet all or any part or parts of the Premises or the improvements or both, and to assign, encumber, extend, or renew any sublease, provided the following provisions are complied with:

         1. Each sublease shall contain a provision, reasonably satisfactory to Lessor requiring sublessee to attorn to Lessor.

         2. Lessee shall, promptly after execution of each sublease, notify Lessor of the name and mailing address of the sublessee and shall, an demand, permit Lessor to examine and copy the sublease.

         3. Lessee shall not accept, directly or indirectly, more than one (1) month's prepaid rent from any sublessee.
Lessor agrees, from time to time at Lessee's request, to execute and deliver a non-disturbance and attornment agreement with

Lessor and any sublessee of the entire Premises for the purpose of providing that, in the event of the termination of this Lease, Lessor shall not disturb the possession of such sublessee and shall recognize such sublessee's rights under any sublease executed in accordance with this Paragraph B., and that notwithstanding a termination of this Lease, such sublease shall continue in full force and effect; provided such sublessee is not in default of any of the material terms of its sublease or this Ground Lease.


                                 X. INSURANCE

A. Fire and Extended Coverage.

         1. Lessee's Duty To keep Improvements Insured. Throughout the term, at Lessee's sole cost and expense, Lessee shall keep or cause to be kept insured for the benefit of Lessee, all improvements located on the Premises against loss or damage by fire and such other risks as are now or hereafter included in an extended coverage endorsement in common use for commercial structures, including vandalism and malicious mischief. The amount of the insurance shall be established at Lessee's reasonable discretion.

         2. Builder's Risk Coverage. Before commencement of any demolition or construction, Lessee shall procure, and shall maintain in force until completion and acceptance of the work, "all risks" builder's risk insurance including vandalism and malicious mischief, in form and with a company reasonably acceptable to Lessor, covering improvements in place and all material and equipment at the job site furnished under contract, but excluding contractor's, subcontractor's, and construction manager's tools and equipment and property owned by contractor's or subcontractor's employees, with limits satisfactory to Lessee.

B. Other Insurance and Indemnification.

         1. Public Liability lnsurance. Throughout the term, at Lessee's sole cost and expense, Lessee shall keep or cause to be kept in force, for the mutual benefit of Lessor and Lessee, commercial broad form general liability insurance against claims and liability for personal injury, death, or property damage arising from the use, occupancy, disuse, or condition of the Premises, improvements, or adjoining areas or ways, providing single limit coverage of at least Two Million Dollars ($2,000,000.00). As to any common areas, Lessor shall similarly keep or cause to be kept in force, as a common area expense general liability insurance, of the type and in the coverage amount specified above, for the mutual benefit of Lessor and Lessee, against liability for personal injury, death or property damage arising from Lessor'S negligence or willful acts or omissions.

C. Policy Form, Content, Insurer. All insurance required by express provisions of this Lease shall be carried only in responsible insurance companies licensed to do business in the State of California. The Lessor shall make no claim for recovery against Lessee for damages to or loss of the demised Premises or improvements thereon if such damage or loss is covered by any policy of insurance protecting the Lessor and which contains a clause permitting the insured to waive such rights prior to the occurrence of a loss. Lessee shall furnish Lessor upon request with certificates evidencing the insurance. Within one hundred twenty (120) days after commencement of the Lease, Lessee shall furnish Lessor with certificates representing all insurance required by this Lease. Lessee may effect for its own account any insurance not required under this Lease. Lessee may provide by blanket insurance covering the promises and any other location or locations any insurance required or permitted under this Lease.

D. Failure to Maintain Insurance; Proof of Compliance. Lessee shall deliver to Lessor, upon request and in the manner rectuired for notices, copies of certificates of all insurance policies required by this Lease, together with evidence reasonably satisfactory to Lessor of payment required for procurement and maintenance of the policy.

         If Lessee fails or refuses to procure or to maintain insurance as required by this Lease and such failure shall continue for thirty (30) days after Lessee receives Lessor's written notice thereof, then Lessor shall have the right, at Lessor's election and without notice, to procure and maintain such insurance. The reasonable premiums paid by Lessor shall be treated as added rent due from Lessee, to be paid on the first day of the month following the date on which the premiums were paid. Lessor shall give prompt written notice of the payment of such premiums, stating the amounts paid and the names of the insurer or insurers.

E. Lessor's Nonliability. Lessor shall not be liable, and Lessee shall defend and indemnify Lessor against all liability and claims of liability, for damage or injury to person or property on or about the Premises from any cause, except Lessor's negligence, willful malfeasance, or breach of this Lease, or the negligence or willful malfeasance of any of Lessor's agents, employees, hirees or invitees. Except as set forth in Paragraph F below, Lessee waives all claims against Lessor for damage or injury to person or property arising, or asserted to have arisen, from any cause whatsoever, except Lessor's negligence, willful malfeasance, or breach of this Lease, or the negligence or willful malfeasance of any of Lessor's agents, employees, hirees or invitees.

F. Lessee's Nonliability. Lessee shall not be liable, and Lessor shall defend and indemnify Lessee against all liability and claims of liability, for damage or injury to personal property occurring in any common area from any cause, except Lessee's negligence, willful malfeasance, or breach of this Lease, or the negligence or willful malfeasance of any of Lessee's agents, employees, hirees or invitees. Except as set forth in Paragraph E. above, Lessor waives all claims against Lessee for damage or injury to person or property arising, or to have arisen, from any cause whatsoever, except Lessee's negligence, willful malfeasance, or breach of this

Lease, or the negligence or willful malfeasance of any of Lessee's agents, employees, hirees or invitees.


                              XI. CONDEMNATION

A.Preliminary Provisions.

         1. Definitions. The following definitions apply in construing provisions of this Lease relating to a taking of or damage to all or any part of the Premises or improvements or any interest in them by eminent domain or inverse condemnation:

            a. Taking means the taking or damaging, including severance damage, by eminent domain or by inverse condemnation or for any public or quasi-public use under any statute. The transfer of title may be either a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The taking shall be considered to take place as of the later of (i) the date actual physical possession is taken by the condemnor, or (ii) the date on which the right to compensation and damages accrues under the law applicable to the Premises.

            b. Total taking means the taking of the fee title to all the Premises and the improvements an the Premises, which shall be considered to include any offsite improvements effected by Lessee to serve the Premises or the improvements on the Premises.

            c. Substantial taking means the taking of so much of the Premises or improvements or both the conduct of Lessee's business on the Premises would be substantially prevented or impaired.

            d. Partial taking means any taking of the fee title that is not either a total or a substantial taking.

            e. Improvements means all products of skill, artifice, plan, or design for construction on, modification of, or planned use of existing structures, natural or cultivated, or earth contours on the Premises, including but not limited to: buildings, structures, fixtures, fences, utility installations, excavations, surfacing, water banks or channels, and grading; landscaping, ground cover, planting, and earth contours forming part of a landscaping design; and artistic and ornamental components of any of the above.

            f. Notice of intended taking means any written notice or notification on which a reasonably prudent man would rely and which he would interpret as expressing an existing intention of taking as distinguished from a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to this Lease. The notice is considered to have been received when a party to this Lease receives from the condemning agency or entity a notice of intent to take, in writing, containing a description or map of the taking reasonably defining the extent of the taking.

            g. Award means compensation paid for the taking whether pursuant to judgment or by agreement or otherwise.

         2. Notice to Other Party. The party receiving any notice of the kinds specified below shall promptly give the other party written notice of the receipt, contents, and date of the notice received:

            a. Notice of intended taking;

            b. Service of any legal process relating to condemnation of the Premises or improvements;

            c. Notice in connection with any proceedings or negotiations with respect to such a condemnation; or

            d. Notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of condemnation.

         3. Representative of Each Party; Effectuation. Lessor, Lessee, and all persons and entities holding under Lessee shall each have the right to represent his or its respective interest in each proceeding or negotiation with respect to a taking or intended taking and to make full proof of his or its claims. No agreement, settlement, sale, or transfer to or with the condemning authority shall be made without the consent of Lessor and Lessee. Lessor and Lessee each agrees to execute and deliver to the other any instruments that may be reasonably required to effectuate or facilitate the provisions of this Lease relating to condemnation.

B.  Division.

         1. "Just and Equitable" Division. In the event of a total, substantial, or partial taking, the rights of the parties with respect to the term, the rent, and the award shall be as the parties then agree to be just and equitable under all the circumstances, regardless of any technical rule of law, having in mind the economics of operating any remaining portion of the Premises and improvements, the cost of restoration, and the balance of the term remaining, among other relevant considerations.


                          XII. HAZARDOUS MATERIALS

         As used in this Lease, the term "hazardous materials" shall mean any substance or material which has been determined by the State of California, the federal government, the City of Hollister, County of San Benito, or any agency of said governments, to be capable of posing a risk of injury to health, safety and property including, but not limited to, all of those materials and substances designated as hazardous or toxic by the Environmental Protection Agency, the California Water Quality Control Board, the U.S. Department of Labor, the California Department of Industrial Relations, the Department of Transportation, the Department of Agriculture, the Consumer Products Safety Commission, the Department of Health, Education & Welfare, the Food & Drug Administration or any other governmental agency now or hereafter authorized to regulate materials and substances in the environment. Without limiting the generality of the foregoing, the term

"hazardous materials" shall include all of those materials and substances defined as "toxic materials" in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as the same may be amended from time to time.

         Lessee shall promptly comply with all laws related to hazardous materials, including any and all required monitoring and record keeping, and any orders of a governmental authority requiring the cleanup and removal of hazardous materials from the Premises; provided such hazardous materials are on the Premises as a result of Lessee's actions. If the Premises, or any part thereof (including the soil, surface water, ground water or the air in or about the Premises), becomes contaminated by any hazardous material as a result of Lessee's actions, Lessee shall promptly at its sole cost take all action necessary to clean up and remove such contamination and restore the Promises to the condition existing immediately prior to the existence of such hazardous material in or about the Premises. If the Premises are so contaminated other than as a result of Lessee's actions, Lessor shall promptly at its sole cost take all actions necessary to clean up and remove such contamination and restore the Premises to the condition existing immediately prior to the existence of such hazardous material in or about the Premises. Lessee's obligations under this paragraph shall survive Lease termination. Lessee shall immediately notify Lessor in writing if Lessee causes or permits any hazardous material to be used or kept in or about the Premises which could reasonably be expected to give rise to liability if improperly used or disposed of. Lessee shall be solely responsible far the cost of any required cleanup and removal of hazardous materials and/or toxic wastes which have been placed or left upon the Premises by Lessee after the date of execution of this Lease.

         For (i) any cause of action arising from Lessee's negligence, Lessee shall indemnify Lessor, and (ii) any cause of action arising from Lessor's negligence, Lessor shall indemnify Lessee and, in each case, its officers, directors, affiliated companies (and each of their respective officers and directors), and hold them harmless from any and all claims, demands, liabilities, damages, including punitive damages, costs and expenses, including reasonable attorney's fees, herein collectively referred to as "Claims" including, but not limited to:

            (1) Any claim by a federal, state or local governmental agency arising out of or in any way connected with the environmental condition of the Premises including, but not limited to, claims for additional cleanup of the Premises; and

            (2) Any claim by a successor in interest of the indemnifying party (including a mortgagee who acquires title to the Premises through foreclosure or by accepting a deed in lieu of foreclosure), or by any subtenant, licensee, or invitee of the indemnifying party arising out of or in any way connected with the environmental condition of the Premises.

         Notwithstanding any of the foregoing, Lessor shall indemnify Lessee and its officers, directors, affiliated companies (and each of their respective officers and directors), successors and assigns against and hold them harmless from any and all claims, demands, liabilities, damages, including punitive damages, costs and expenses, including reasonable attorneys' fees, including but not limited to any claim, whether made by a federal, state or local governmental agency or otherwise, arising out of or in any way connected with the environmental condition of the Premises if such claim arises from any condition or conditions existing on the Premises prior to the date of execution of this Lease (collectively, "Pre-Existing Conditions") including, but not limited to, claims for any cleanup of the Premises.

         In order to assist Lessor in assessing its potential liability for any Pre-Existing Conditions, Lessee has agreed to make timely delivery to Lessor of all reports prepared by the environmental consulting firm retained by the Lessee and relating to the Premises. Delivery of such reports to the Lessor is of the essence of this Lease and is expressly made a condition subsequent to this Lease. If, within thirty (30) days of receipt of such reports, Lessor reasonably determines that Lessor's potential liability for any Pre-Existing Conditions specified in such reports or any other Pre-Existing Conditions which may exist presents a significant financial risk which Lessor is unwilling to assume, Lessor may so notify
Lessee in writing at any time during such thirty (30)-day period and, following receipt of such written notice by Lessee, this Lease shall be declared a nullity and Lessor shall promptly refund to Lessee all amounts previously paid by Lessee. Thereafter, neither party shall have any liabilities or obligations to the other arising out of this Lease. Failure to deliver such written notice within the prescribed thirty (30)-day period shall constitute acceptance by the Lessor of all of its obligations hereunder with respect to the Pre-Existing Conditions.

         Notwithstanding the foregoing, Lessor may, at its option, retain its own environmental consulting firm to further assist Lessor in assessing its potential liability for any Pre-Existing conditions and Lessee will, upon written request, reimburse Lessor for up to One Thousand Dollars ($1,000.00) of the cost of any reports prepared by such firm; provided copies of such reports are provided to Lessee. If such reports are delivered to Lessor subsequent to delivery of the reports prepared at the request of Lessee (but in no event later than May 30, 1992), the thirty (30)-day period referred to in the preceding paragraph shall commence upon the receipt of such reports.

         Notwithstanding anything to the contrary, for purposes of this Article XII, any condition or conditions existing on any parcels of land adjoining the Premises (which term shall include Parcels 9 and 10 for purposes of this Article XII) and described in any of the reports prepared by or for the benefit of Lessor or Lessee pursuant to this Article XII and delivered to Lessor, including, without limitation, that certain Phase I Environmental site Assessment dated March 25, 1992, and prepared by ERM-West, Inc., a copy of which has been provided to Lessor, shall constitute Pre-Existing Conditions for all purposes of this Lease and Lessor's indemnification obligations hereunder shall extend to such Pre-Existing Conditions.


                           XIII. DEFAULT; REMEDIES

A. Lessee's Default.

         1. Introductory Clause. Each of the following events shall be a defauly by Lessee and a breach of this Lease:

            a. Failure to Materially Perform Lease Covenants. Abandonment of the Premises or of the leasehold estate, or failure or refusal to pay within thirty (30) days of when due any installment of rent or any other sum required by this Lease to be paid by Lessee, or to 'materially perform as required or conditioned by any other covenant or condition of this Lease.

            b. Attachment or Other Levy. The subjection of any right or interest of Lessee to attachment, execution, or other levy, or to seizure under legal process, if not released within one hundred twenty (120) days.

            c. Appointment of Receiver. The appointment of a receiver to take possession of the Premises or improvements or of Lessee's interest in the leasehold estate or of Lessee's operations on the Premises for any reason, including but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings, not released within one hundred twenty (120) days.

            d. Insolvency, Bankruptcy. An assignment by Lessee for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee a bankrupt; or for extending time for payment, adjustment, or satisfaction of Lessee's liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding, and all consequent orders, adjudications, custodies, and supervisions are dismissed, vacated, or otherwise permanently stayed or terminated within one hundred twenty (120) days after the assignment or filing.

            e. Default in Mortgage Payment. Default or delinquency in the payment of any loan secured by a mortgage against Lessee's leasehold after the expiration or termination of any applicable grace periods.

            f. Lessee's Right to Cure Defaults. If the alleged default is nonpayment of rent, taxes, or other sums to be paid by Lessee as provided herein as rent, or elsewhere in this Lease directed to be paid as rent, Lessee shall have thirty (30) days after written notice is given to cure the default. For the cure of any other default, Lessee shall promptly and diligently after the notice commence curing the default and shall have thirty (30) days after notice is given, to complete the cure plus any additional period that is reasonably required f or the curing of the default.

            g. Lessor's Right to Cure Lessee's Defaults. After expiration of the applicable time for curing a particular default, or before the expiration of that time in the event of emergency, Lessor may at Lessor's election, but is not obligated to, make any payment required of Lessee under this Lease or under any note or other document pertaining to the financing of improvements or fixtures on the Premises, or perform or comply with any covenant or condition imposed on LesSee under this Lease or any such note or document, and the amount so paid plus the reasonable cost of any such performance or compliance, plus interest on such sum at the rate of three percent (3%) over the Bank of America prime lending rate per year from the date of payment, performance, or compliance (herein called act), shall be deemed to be additional rent payable by Lessee with the next succeeding installment of rent. No such act shall constitute a waiver of default or of any remedy for default or render Lessor liable for any loss or damage resulting from any such act.

B. Lessor's Remedies

         1. Introductory Clause. if any default by Lessee shall continue uncured, following notice of default as required by this Lease, for the period applicable to the default under the applicable provision of this Lease, including all applicable cure periods, Lessor has the following remedies in addition to all other rights and remedies provided by law or equity, to which Lessor may resort cumulatively or in the alternative.

         2. Nonmonetary Remedies

            a. Termination. Lessor may at Lessor's election terminate this Lease by giving Lessee written notice of termination. On the giving of the notice, all Lessee's rights in the Premises and in all improvements shall terminate. Promptly after notice of termination, Lessee shall surrender and vacate the Premises and all improvements in broom-clean condition, and Lessor may reenter and take possession of the Premises and all remaining improvements and eject all parties in possession or eject some and not others or eject none; provided that no subtenant qualifying under nondisturbance provisions of this Lease shall be ejected. Termination under this paragraph shall not relieve Lessee from the payment of any sum then due to Lessor or from any claim for damages previously accrued or then accruing against Lessee.

            b. Reentry Without Termination. Lessor nay at Lessor's election reenter the Premises, and, without terminating this Lease, at any time and from time to time relet the Premises and improvements or any part or parts of them for the account and in the name of Lessee or otherwise. Lessor may at Lessor's election eject all persons or eject some and not others or eject none; provided that no subtenant qualifying under nondisturbance provisions of this Lease shall be ejected. Lessor shall apply all rents from reletting as in the provision on assignment of subrents. Any reletting may be for the remainder of the term or for a longer or shorter period. Lessee shall nevertheless pay to Lessor on the due dates specified in this Lease the equivalent of all sums required of Lessee under this Lease, plus Lessor's reasonable expenses, less the avails of any reletting or attornment. No act by or on behalf of Lessor under this provision shall constitute a termination of this Lease unless Lessor gives Lessee notice of termination. Lessee shall, in all events under this subparagraph b., be given credit for any sums collected on reletting.

            c. Lessee's Personal Property. Lessor may at Lessor's election use Lessee's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Lessee. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same time at a later time.

         3. Monetary Remedies.

            a. Recovery of Rent. Lessor shall be entitled at Lessor's election to each installment of rent or to any combination of installments for any period before termination, plus interest at the rate of three percent (3%) over the Bank of America prime lending rate per year from the due date of each installment.
Avails of reletting or attorned subrents shall be applied, when received, as follows: (1) to Lessor to the extent that the avails for the period covered do not exceed the amount due from and charged to Lessee for the same period, and (2) the balance to Lessee. Lessor shall make reasonable efforts to mitigate Lessee's liability under this provision.

            b. Damages. Lessor shall be entitled at Lessor's election to damages in the following sums: (1) all amounts that would have fallen due as rent between the time of termination of this Lease and the time of the claim, judgment, or other award, less the avails of all relettings and attornments and less all amounts by which Lessor should reasonably have mitigated those rental losses, plus interest on the balance at the rate of three percent (3%) over the Bank of America prime lending rate per year; and (2) the "worth" at the time of the claim, judgment, or other award, of the amount by which the unpaid rent for the balance of the term exceeds the then fair rental value of the Premises at the higher of the fair rental value as then encumbered by the Lease and improvements and the fair rental value unencumbered by the Lease and improvements. "Worth," as used in this provision, is computed by discounting the total at the discount rate of the Federal Reserve Bank of San Francisco at the time of the claim, judgment, or award.

            c. Assignment of Subrents. Lessee assigns to Lessor all subrents and other sums falling due from subtenants, licensees, and concessionaires (herein called subtenants) during any period in which Lessor has the right under this Lease, whether exercised or not, to reenter the Premises for Lessee's default, and Lessee shall not have any right to such sums during that period, except as provided in Article XIII, Paragraph
B. 3. a. Lessor may at Lessor's election reenter the Premises and improvements with notice and process of law, without terminating this Lease, and either or both collect these sums or bring action for the recovery of the sums directly from such obligors. Lessor shall receive and collect all subrents and avails from reletting, applying them: first, to the payment of reasonable expenses (including attorneys' fees or brokers' commissions or both; provided said brokers are not affiliated with Lessor or any of its affiliates) paid or incurred by or on behalf of Lessor in recovering possession, placing the Premises and improvements in good condition, and preparing or altering the Premises or improvements for reletting; second, to the reasonable expense of securing new lessees; third, to the fulfillment of Lessee's covenants to the end of the term; and fourth, to Lessor's uses and purposes. Lessee shall nevertheless pay to Lessor on the due dates specified in this Lease the equivalent of all sums required of Lessee under this Lease, plus Lessor's reasonable expenses, less the avails of the suns assigned and actually collected under this provision. Lessor may proceed to collect either the assigned sums or Lessee's balances or both, or any installment or installments of them, either before or after expiration of the term, but the period of limitations shall not begin to run on Lessee's payments until the due date of the final installment to which Lessor is entitled nor shall it begin to run on the payments of the assigned sums until the due date of the final installment due from the respective obligors.

C. Notice of Lessor's Default; Lessee's Waiver. Lessor shall not be considered to be in default under this Lease unless (1) Lessee has given notice specifying the default and (2) Lessor has failed for thirty (30) days to cure the default, if it is curable, or to institute and diligently pursue reasonable corrective or ameliorative acts for noncurable defaults. Lessee shall have the right of termination for Lessor's default only after notice to all mortgagees under mortgages then existing under provisions of this Lease relating to purchase or construction of improvements; provided, however, that Lessee shall only be required to give notice to Lessor's mortgagees if Lessor has previously provided Lessee with written notice as to the existence of said mortgagees and their respective addresses for notices.

D. Provisions Applicable to Both Parties.

         1. Unavoidable Default or Delay. Any prevention, delay, nonperformance, or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance, or stoppage, except the obligations imposed by this Lease for the payment of rent, taxes, insurance, or obligations to pay money that are treated as rent. The causes referred to above are: Strikes, lockouts, labor disputes, failure of power, inability to obtain labor or materials or reasonable substitutes for either, governmental restrictions or regulations or controls (except those reasonably foreseeable in connection with the uses contemplated by this Lease), casualties not contemplated by insurance provisions of this Lease, or other causes beyond the reasonable control of the party obligated to perform.

         2. Waiver, Voluntary Acts. No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege, or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel, or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Lessee other than default in the payment of the particular rental payment so accepted, regardless of Lessor's knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension, or renewal of the Lease or revocation of any notice or other act by Lessor.

         3. Attorney's Fees. If either party brings any action or proceeding to enforce, protect, or establish any right or remedy, the prevailing party shall be entitled to recover reasonable attorney's fees.

                            XIV. WATER TO PREMISES

A. Lessor through the private water system can furnish water to the Premises, under normal conditions and at Lessee's expense, forty (40) gallons per minute. An additional forty (40) gallons per minute can be furnished to Parcel 9 if the option to Lease is exercised.

B. If Lessee's water requirements exceed said 40-gallons per minute, Lessee will be required, at its expense, to construct a water storage tank, or take other reasonable action necessary, in Lessee's discretion, to increase its water capacity.


                                  XV. TITLE

A. Title. Lessor covenants that Lessor has good and clear record and marketable title to the Premises in fee simple absolute, subject to no lesses, tenancies, agreements, restrictions, encumbrances, liens or defects in title other than
(1) zoning laws and ordinances; and (2) unpaid real estate taxes for the current fiscal tax year which are not yet due and payable; and (3) all other items set forth on the preliminary title report, attached hereto marked
Exhibit E, and by this reference incorporated herein.

B. Restrictions. To the best of Lessor's knowledge, Lessor covenants that there are, at this time, no legal restrictions of any kind whatsoever, including without limitation, restrictive covenants, zoning ordinances or regulations which will prevent Lessee from using the Premises for the construction and operation of a rodent breeding facility and the general office and administration activities associated therewith. If any such legal restrictions are now in existence, Lessee shall have the right to cancel this Lease by giving written notice to Lessor, in which event this Lease shall terminate as of the giving of such notice, Lessor shall refund to Lessee the $220,000.00 paid hereunder for the construction of any offsite improvements, and Lessee shall be under no further obligation to Lessor.

C. No Encumbrances. Lessor covenants that Lessor has full right and lawful authority to enter into this Lease in accordance with the terms hereof and to grant the estate demised hereby. Lessor covenants that it will not encumber or lien the title of the Premises or cause or permit said title to be encumbered or liened in any manner whatsoever (other than as contemplated by Paragraph E. of Article III of this Lease), unless (i) Lessor causes to be delivered to Lessee a non-disturbance agreement satisfactory in form and substance to Lessee, and (ii) Lessor can provide Lessee with written assurances that such lien or encumbrance will not prevent Lessee from receiving clear title to the Premises (which term shall include Parcel 10 and, if applicable, Parcel (9)) on a timely basis. Lessee may reduce or discharge any encumbrance or lien in violation of this Paragraph C of Article XV, by payment or otherwise at any time after giving thirty (30) days' written notice thereof to Lessor and recover or recoup all costs and expenses thereof from Lessor together with interest at the rate of the prime rate of Bank of America, as it may be adjusted from time to time, plus three per centum (3%) per annum, but in no event greater than the legal rate of centum per annum, but in no event greater than the legal rate of interest. Such recovery or recoupment may, in addition to all other remedies, be made by setting off against the amount of rent payable by Lessee hereunder.

D. Proof of Title. Prior to the delivery by Lessee of an executed copy of this Lease, Lessor shall furnish Lessee, without cost to Lessee, proof satisfactory to Lessee that Lessor's title to the Premises is in accordance with the covenants made in the preceding sections.

E. Quiet Ejoyment. Lessor covenants and agrees with Lessee that upon Lessee paying the rent required to be paid hereunder and performing and fulfilling all material covenants, agreements and conditions herein, Lessee shall and may, at all times during the term of this Lease and all extended terms, if any, peaceably and quietly have, hold and enjoy the Premises and all rights, appurtenances and privileges belonging or in any way appertaining thereto without hindrance or molestation.


                                XVI. EXCHANGE

A. Lessee agrees to cooperate with Lessor in effecting a 1031 exchange in the event the option to purchase contained herein is exercised.

                             XVII. SUBORDINATION

A. Lease To Be Prior But Subject to Subordination. This Lease is and shall be prior to any encumbrance now of record and any encumbrance recorded after the date of this Lease affecting the Premises. At the time of the execution of this Lease, the holder of any presently existing mortgage relating to the Premises (which term includes Parcels 9 and 10), or any portion of the Premises, shall have executed a written agreement, satisfactory in form and substance to Lessee, agreeing to subordinate the same to this Lease and shall have filed with the appropriate recording office(s) notice of such subordination, whereupon this Lease shall have priority over such mortgage. A copy of such filing shall be given to Lessee. The word "mortgage" as used in this Article XVII includes mortgages, deeds of trust or other similar instruments, and any modifications, consolidations, extensions, renewals, replacements and substitutions thereof. If, however, a lender requires that this Lease be subordinate to any such encumbrance, this Lease shall be subordinate to that encumbrance, if Lessor first obtains from the lender a written agreement, satisfactory in form and substance to Lessee, that provides substantially the following:

            As long as Lessee performs its obligations under this Lease, said lender shall expressly agree that in the event it succeeds to the rights of Lessor hereunder, whether by foreclosure or otherwise, said lender shall not disturb the possession of Lessee and shall recognize Lessee's rights under this Lease, and that notwithstanding such succession, this Lease shall continue in full force and effect.

             XVIII. GENERAL CONDITIONS; MISCELLANEOUS PROVISIONS

A. Transactions Between Parties.

         1. Notice

         Definition of notice; application of provision. As used in this Lease, notice includes but is not limited to the communication of notice, request, demand, approval, statement, report, acceptance, consent, waiver, and appointment. No notice of the exercise of any option or election is required unless the provision giving the election or option expressly requires notice. Unless the provisions of this Lease on rent direct otherwise, rent shall be sent in the manner provided for giving notice.

         Writing. All notices must be in writing; provided that no writing other than the check or other instrument representing the rent payment itself need accompany the payment of rent.

         Delivery. Notice is considered given on the date shown on the return receipt from an overnight courier or after deposit in the United States, mail in a sealed envelope or container, either registered or certified mail, return receipt requested, postage and postal charges prepaid, addressed by name and address to the party or person intended as follows:

         Notice to Lessor: HIC ASSOCIATES,
                           a California Joint Venture
                           P.0. Box 721
                           Aptos, CA 95001-0721

                           Attn: Kenneth J. Lindsay

                                     -or-

                           1745 San Felipe Road, Suite 1
                           Hollister, CA 95023

         Notice to Lessee: CHARLES RIVER LABORATORTIES,
                           251 Ballardvale Street
                           Wilmington, MA 01887
                           Attn: Counsel

         Change of recepient or address. Either party may, by notice given at any time or from time to time, require subsequent notices to be given to another individual person, whether a party or an officer or representative, or to a different address, or both. Notices given before actual receipt of notice of change shall not be invalidated by the change.

         Recipient named. Each recipient named must be an individual person. If more than one recipient is named, delivery of notice to any one such recipient is sufficient. If none of the recipients named in the latest designation of recipient is available for delivery in person, and if the notice addressed by mail to each recipient named in the latest designation of recipient is returned to the sender undelivered, notice shall be sufficient it sent by pail as above to the party as named in this Lease, unless the name or identity of the party has changed as permitted in this Lease and proper notice of the change has been given, in which event the notice shall be sufficient if sent by mail as above to the party named in the latest notice designating the party, and the notice is considered given when the first attempt to give notice was properly made.

         2. Performance of Lessee's Covenants by Others. Lessee may at Lessee's election delegate performance of any or all covenants to any one or more subtenant, or subtenants of subtenants, and the performance so delegated shall be deemed Lessee's performance. This provision shall not be considered to permit or to broaden the right of assignment or subletting beyond the provisions of this Lease relating to assignment and subletting.

         3. Nonmerger of Fee and Leasehold Estates. If both Lessor's and Lessee's estates in the Premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by application of the doctrine of merger except at the express election of the owner and the consent of the mortgagee or mortgagees under all mortgages existing under provisions of this Lease relating to the purchase or construction of improvements.

         4. Estopppel Certificates; Liquidated Damages. At any time and from time to time, within ten (10) days after notice of request by either party, the other party shall execute, acknowledge, and deliver to the requesting party, or to such other recipient as the notice shall direct, a statement certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that it is in full force and effect as modified in the manner specified in the statement. The statement shall also state the dates to which the rent and any other charges have been paid in advance. The statement shall be such that it can be relied an by any auditor, creditor, commercial banker, and investment banker of either party and by any prospective purchaser or encumbrancer of the Premises or improvements or both or of all or any part or parts of Lessee's or Lessor's interests under this Lease.

         5. Joint and Several Obligations. If either Lessor or Lessee consists of more than one person, the obligation of all such persons is joint and several.

B. Interpretation of Lease.

         1. Captions, Table of Content. The table of contents of the Lease and the captions of the various articles and paragraphs of this Lease are for convenience and each of reference only and do not define, limit, augment, or describe the scope, content, or intent of this Lease or of any part or parts of this Lease.

         2. Gender. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the neuter, and each includes corporation, partnership, or other legal entity when the context so requires.

         3. Singular and Plural. The singular number includes the plural whenever the context so requires.

         4. Exhibits, Agenda. All exhibits and addenda to which reference is made in this Lease are incorporated in the Lease by the respective references to them, whether or not they are actually attached, provided they have been signed or initialed by the parties. Reference to "this Lease" includes matters incorporated by reference.

         5. Entire Agreement. This Lease contains the entire agreement between the parties. No promise, representation, warranty, or covenant not included in this Lease has been or is relied on by either party. Each party has relied on his own examination of this Lease, the counsel of his own advisors, and the warranties, representations, and covenants in the Lease itself.

         6. Severability. The invalidity or illegality of any provision shall not affect the remainder of the Lease.

C. Successors. Subject to the provisions of this Lease an assignment and subletting, each and all of the covenants and conditions of this Lease shall he binding on and shall inure to the benefit of the successors, executors, administrators, assigns, and personal representatives of the respective parties.


                         XIX. EXPIRATION; TERMINATION

A. Lessee's Duty to Surrender. At the expiration or earlier termination of the term, Lessee shall surrender to Lessor the possession of the Premises. Surrender or removal of improvements, fixtures, and trade fixtures shall be as directed in provisions of this Lease on ownership of improvements at termination. Notwithstanding other provisions of this Lease, all trade fixtures shall be removable. Lessee shall leave the surrendered Premises and any other property in good and broom-clean condition except as provided to the contrary in provisions of this Lease on maintenance

B. Recordation of Memorandum of Lease. Simultaneously with the delivery of this Lease, the parties have delivered a short-form Memorandum of Lease which Lessor shall record in the public office (s) in which such Memorandum is required to be filed in order to put third parties an notice. If this Lease is terminated before the expiration of its term, the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease.

         IN WITNESS WHEREOF, this Lease is executed on June 5th, 1992, at Hollister, California.


                                             HIC ASSOCIATES,
                                             A California Joint Venture


                                             By /s/ KENNETH J. LINDSAY
                                               ---------------------------------
                                               KENNETH J. LINDSAY


                                             By /s/ PATRICIA L. LINDSAY
                                               ---------------------------------
                                               PATRICIA L. LINDSAY


                                             By /s/ PAUL W. BERTUCCIO
                                               ---------------------------------
                                               PAUL W. BERTUCCIO


                                             By /s/ TINA BERTUCCIO
                                               ---------------------------------
                                               TINA BERTUCCIO

                                                                      Lessor


                                             CHARLES RIVER LABORATORIES, INC.



                                             By /s/ JAMES C. FOSTER
                                               ---------------------------------
                                               JAMES C. FOSTER, President and
                                                 Chief Executive Officer

                                                                      Lessee

                        COMMONWEALTH OF MASSACHUSETTS

County of Middlesex, ss.                                    June __, 1992

On this day of June, 1992, before me personally appeared the above-named James C. Foster, being the President and Chief Executive Officer of Charles River Laboratories, Inc., personally known to me and known by me to be the person whose name is subscribed to the attached instrument, and acknowledged that he executed the same for the purposes therein contained on behalf of Charles River Laboratories, Inc. as his free act and deed, before me.


                                             -----------------------------------
                                             Notary Public
                                             Commission expires Nov. __, 1992

STATE OF CALIFORNIA )
                    )
County of San Benito)

On June 5, 1992, before me, Christine Scaglione, a Notary Public in and for said State, personally appeared Kenneth J. Lindsay and Patricia L. Lindsay and Paul W. Bertuccio and Tina Bertuacio, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


WITNESS my hand and official seal.


                                             OFFICIAL SEAL
                                             CHRISTINE SCAGLIONE
                                             NOTARY PUBLIC - CALIFORNIA
Signed /s/ CHRISTINE SCAGLIONE               SAN BENITO COUNTY
     ------------------------------          My Comm. Expires. Nov. 13, 1992
           CHRISTINE SCAGLIONE

                                  EXHIBIT A
                             (Legal Description)

GRAPHIC OMITTED

                                   PARCEL MAP

       LYING IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF SAN BENITO BEING A PORTION OF HOMESTEAD LOT 5 OF THE RANCHO SAN JUSTO SUBDIVISION

F
                                                             November 14, 1991

                                   PARCEL

All that real property situated in the County of San Benito, State of California, being a part of Parcel "B" as shown on that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; being more particularly described as follows:

Beginning at the southeast corner of that certain 15.684 acre parcel of land designated as Parcel "B" as shown on that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; Thence from said point of beginning, North 2 degrees 17' 40" East, 328.81 feet; Thence North 86 degrees 44' 20" West, 476.44 feet; Thence South 2 degrees 32' 57" West, 323.35 feet; Thence South 86 degrees 05' 10" East, 478.00 feet to the point of beginning, containing 3.572 acres more or less.

Together with an easement for purposes of public utilities, water, sewer and storm, lying adjacent to and southerly twenty (20) feet of a line being more particularly described as follows:

Beginning at a point which bears South 2 degrees 17' 40" West, 323.50 feet from the north east corner of that certain 15.684 acre parcel of land designated Parcel "B" as shown upon that Parcel Map filed for record in Book 7 of Parcel maps, Page 35, San Benito County Records; Thence North 86 degrees 44' 20" West, 476.44 feet to the point of terminus.

Also, together with a sanitary sewer line easement over and under a strip of land 25 feet in width lying adjacent to and easterly of a line being more particularly described as follows:

Beginning at a point on the south line of Parcel "B" as shown on that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; which bears North 86 degrees 05' 10" East, 478.00 feet from the southeast corner thereof; Thence from said point of beginning, North 2 degrees 32' 57" East, 323.35 feet to the point of terminus.

Also, together with a roadway easement across that certain area scribed by the arc of a fifty (50) foot radius, the center of the radii being the following described point: Beginning at a point which bears North 86 degrees 44' 20" West,
475.00 feet and South 2 degrees 32' 57" West, 232.48 feet from the north east corner of Parcel "B" of the aforementioned Parcel Map.


                                         EXHIBIT "A"                 Page 2 of 3

                                                             November 14, 1991

                                  PARCEL 10

All that real property situated in the County of San Benito, State of California, being a part of Parcel "B" as shown on that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; being more particularly described as follows:

Beginning at the northeast corner of that certain 15.684 acre parcel of land designated Parcel "B" as shown on that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; Thence from said point of beginning, North 86 degrees 44' 20" West, 475.00 feet; Thence South 2 degrees 32' 57" West, 323.48 feet; Thence South 86 degrees 44' 20" East, 476.44 feet; Thence North 2 degrees 71' 40" East, 323.50 feet to the point of beginning, containing 3.532 acres more or less.

Together with a sanitary sewer line easement over and under a strip of land 25 feet in width lying adjacent to and easterly of a line being more particularly described as follows:

Beginning at a point on the north line of Parcel "B" as shown upon that Parcel Map filed for record in Book 7 of Parcel Maps, Page 35, San Benito County Records; which bears North 86 degrees 44' 20" West, 475.00 feet from the northeast corner thereof; Thence from said point of beginning, South 2 degrees 32' 57" West, 323.48 feet to the point of terminus.

Also, together with a roadway easement across that certain area scribed by the arc of a fifty (50) foot radius, the center of the radii being the following described point: Beginning at a point which bears North 86 degrees 44' 20" West,
475.00 feet and South 2 degrees 32' 57" West, 232.48 feet from the north east corner of Parcel "B" of the aforementioned Parcel Map.


                                         EXHIBIT "A"                Page 3 of 3

                                  EXHIBIT B

                             COMMON AREA EXPENSES

Common Area expenses shall include payment and maintenance of the following:

1.   Property Taxes and Special Assessments
2.   Insurance
3.   Storm Water Perculation Pond (Lot 8):
     - Maintenance of pond
     - Landscaped areas and fencing around pond
4.   Utilities:
     - Underground and overhead electrical, gas, and telephone apparatus (if not covered by utility companies)
5.   Roadways: San Felipe Road frontage and Park Center Drive (entry road):
     - Street, curb, gutter, sidewalk, storm drain lines, sewer lines, water lines and systems, street lights, required signage, and entry monuments

                                  EXHIBIT C

                        (Offsite Development Expenses)

     Charles River Laboratories Facility to pay for the installation of the following offsite improvements per plans and specifications prepared by Grimsley & Associates, pages dated: Page 1-4/91; Page 2-8/90; Page 3-8/90; Page 4-2/89; Rev. 12/10/91; Page 5-2/89; Page 6-4/91; and Page 7-11/91: Lot
#10: $220,000 lump sum payment.

1.   Road extension including curb, gutter and sidewalk.

2.   Extension of private water service, including 1" meter, to the site.

3. Expansion of storm drain facilities and extension of storm transmissions lines to site.

4. Sewer transmission facilities to site for future hook-up to City services (additional costs may be assessed at times of hook-up for connection extensions to City facilities and associated fees).

5. Extension of water facilities for use as fire suppressant and future City service, to be connected to existing county supplied, non-potable, San Felipe Water system and stubbed to site.

6. Extension of utility services to site including electric, natural gas, and telephone, to terminate at a splice box on site.

The above offsite improvements shall be installed in conjunction with Lessee's development of the onsite improvements, or within two (2) years, whichever occurs first.

                                  EXHIBIT D

                          (Plans and Specifications)

                                   PROJECT
                                    MANUAL



                                CRL HOLLISTER
                          HIGHWAY INDUSTRIAL CENTER
                            HOLLISTER, CALIFORNIA



                                     FOR



                      CHARLES RIVER LABORATORIES, INC.



                                April 10, 1992



                            HABITEC JOB NO. 9129-1





                                 EXHIBIT "D"

Standard Parking    =  73 stalls
Handicapped Parking =   1 stall
                       --
                       74 stalls

Parking Ratio       =  1/204
Building Code       =  1988 U.B.C.
Building Type       =  Type V-N
Occupancy           =  B2

                                 SEE ATTACHED
                               PERTINENT PAGES



                                     LOGO
                            ARCHITECTURE PLANNING
                               INTERIOR DESIGN

                        909 Coleman Avenue, Suite 202
                   San Jose, California 95110 406/977-0606

--------------------------------------------------------------------------------
                                             Lab/Prod
                    As Built       Date       Aprvd.        Date
   TRIANGLE    -------------------------------------------------
               Dwn. by    Date
                                         Revision Description
               Chkd. by   Aprvd. by
--------------------------------------------------------------------------------


                                Charles River
                              LABORATORIES, INC.
                       WILMINGTON, MASSACHUSETTS 01887

                                 CONFIDENTIAL

This document and all information set forth therein, whether illustrated or otherwise disclosed or suggested, is proprietary and confidential to Charles River Laboratories, Inc. and may not be copied, reproduced by any means, or disclosed by the party who receives this document to any other party, without prior written permission from Charles River Laboratories, Inc. This document is on loan from Charles River Laboratories, Inc. and must be immediately returned on demand.


Title:         CRL HOLLISTER

lOCATION:      HIGHWAY INDUSTRIAL
               CENTER

-------------------------------------------------------------------------------
As Built:                Date:               Lab/Prod.                Date:
                                             Aprvd.
-------------------------------------------------------------------------------

Dwn. by: JPS        Scale:                             Date: 4/15/92

-------------------------------------------------------------------------------

Chkd. by:           Aprvd. by:                         Sheet: of

-------------------------------------------------------------------------------
Dwg. no.: E.-HCI-AO

-------------------------------------------------------------------------------

                   EXHIBIT "D" - Pertinent Pages of Specs

E HCI -   Cl through C3
          Al throucjh A14
          Sl through S10
          El through E11
          Ml through M16
          P1 through P6
          L1 through L2

                                  EXHIBIT E

                          (Preliminary Title Report)

                                        Issuing Office:
SUPPLEMENTAL REPORT                     CHICAGO TITLE INSURANCE COMPANY
                                        535 Monterey Street
                                        Hollister, California 95023
                                        (408) 637- 7441


KEN LINDSAY
1745 SAN FELIPE ROAD #1
HOLLISTER, California 95023


                                        Your Ref: APN #019-030-017 & 019-030-018
                                        Order No: 22199  - HRW
                                        Escrow Officer- Christine M. Scaglione


--------------------------------------------------------------------------------

Dated as of April 22, 1992                   at 7:30 A.M.



--------------------------------
Title Officer: Harold R. Wishard


The above numbered report (including any supplements or amendments thereto) is hereby modified and/or supplemented in order to reflect the following:




                                 EXHIBIT "E"

                                  SCHEDULE A

1. The estate or interest in the land hereinafter described or referred to covered by this report is:

A FEE











2. Title to said estate or interest at the date hereof is vested in: HIC ASSOCIATES, A CALIFORNIA J0INT VENTure, A GENERAL PARTNERSHIP

3. The land referred to in this report is situated in the State of California County of SAN BENITO and is described as follows:

All that certain real property in the County of San Benito, State of California, described as follows:

Parcels "A" and "B" are shown on that certain Parcel map, filed for record September 16, 1987, in Book 7 of Parcel Maps, at Page 35, Recorder's file No. 8706859, San Benito County Records.

                                 SCHEDULE B

At the date hereof exceptions to coverage in addition to the printed Exceptions and Exclusions in the policy form designated on the face page of this Report would be as follows:

A    1.   Taxes for the fiscal year 1992-93, a lien not yet payable.

B    2.   The Lien of Supplemental Taxes, if any, assessed pursuant to the provisions of Chapter 3-5, (commencing with Section 7S) of the Revenue and Taxation Code of the State of California.

C    3.   An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

          In Favor Of:     Coast Counties Gas and Electric Company
          For:             Single pole line
          Recorded:        September 20, 1943 in Book 123 at Page 230 Official
                           Records
          Affects:         The South 10 feet and the East 10 feet of Parcel "B"

D    4.   An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

          In Favor Of:     Richard Caporale and Noel Caporale, his wife, as
                           joint tenants
          For:             Pipe line
          Recorded:        November 30, 1954 in Book 209 at Page 309 Official
                           Records
          Affects:         The East end of the land herein, the exact location
                           and width of said easement is not disclosed of record.

E 5.  A   covenant and Agreement

          Executed By:     Arnold Sisco and Mary Sirco, his wife, and Richard
                           Caporale and Noel Caporale, his wife
          In Favor of:     none shown
          Recorded:        November 30, 1954 in Book 209 at Page 309 of Official
                           Records

     Which, among other things provides: The installation, maintenance and usage of said pipeline

F    6.   The fact that the ownership of said land does not include any right of ingress or egress to or from the highway contiguous thereto, said right having been relinquished by deed

          To: State of California

                                  SCHEDULE B
                                 (continued)

          Recorded:        September 7, 1955 in Book 216 at Page 533 of Official
                           Records
          Affects:         That portion of the land herein bordering on San
                           Felipe Road and the Adjacent frontage road

G    7.   An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

          In Favor Of:     Pacific Gas and Electric Company, a California
                           corporation
          For:             Underground main of pipeline
          Recorded:        October 31, 1956 in Book 227 at Page 352 Official
                           Records
          Affects:         A strip of the uniform width of 10.00 feet which
                           crosses said premises and liens equally on each side of a centerline described as described as follows to wit: Beginning at a point in the Southwesterly boundary line of said premises distant thereon
                           Southeasterly 5 feet from the intersection thereof with the Southeasterly boundary line of the State
                           Highway extending along the Northwesterly boundary line of said premises and running thence parallel with the Southeasterly boundary line of said State
                           Highway North 2 deg. 35' 30" East 65.73 feet; thence
                           North 3 deg. 24' 19" East 364.80 feet, thence
                           Northeasterly and curving to the right (along the arc of a circle of a 350 foot radius) 129.33 feet, thence
                           Northeasterly and curving to the left (along the arc of a circle of a 377 foot radius) 96.28 feet, more or less, to a point in the Northeasterly boundary line of said premises.

H    8.   A matter affecting the portion of said land for the purposes stated
          herein, and incidental purposes, shown or dedicated by the map herein referred to:

          For:             30 foot right of way
          Affects:         Parcel "A"

I.   9.   A matter affecting the portion of said land for the purposes stated
          herein, and incidental purposes, shown or dedicated by the map herein referred to:

          For:             Clear Zone Avigation

                                  SCHEDULE B
                                 (continued)

          Affects:         Parcels "A" and "B"

J    10.  A matter affecting the portion of said land for the purposes stated
          herein, and incidental purposes, shown or dedicated by the map herein referred to:

          For:             10 foot public utility
          Affect:          West boundary Parcel "A" and "B" and South boundary
                           of Parcel "A"

K    11.  An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

          In Favor Of:     Hollister, a municipal corporation
          For:             Clear Zone Avigation
          Recorded:        January 23, 1987 as Instrument No. 8700618 in Book
                           n/a at Page n/a Official Records
          Affects:         Parcel "A" and "B"

L    12.  An Agreement, affecting said land, for the purposes, stated herein, upon the terms, covenants and conditions referred to therein, between the parties named herein

          For:             Clear Zone Avigation
          Dated:           August 1, 1985
          Executed By:     Paul W. Bertuccio and wife Concette, (hereinafter
                           referred to as "Grantor") and the City of Hollister,
                           a municipal corporation of the State of California,
                           (hereinafter referred to as "Grantee")
          Recorded:        January 23, 1987 an Instrument No. 8700618 in Book
                           n/a at Page n/a of Official Records
          Affects:         Parcel "A" and "B"

M    13.  A Deed of Trust to secure an indebtedness of the amount stated
          herein, and any other obligations secured thereby

          Dated:           July 18, 1988
          Amount:          $530,000.00
          Trustor:         HIC Associates, A California Joint Venture
          Trustee:         Fidelity National Title Insurance Company, a
                           California corporation
          Beneficiary:     The Equitable Life Assurance Society of the United
                           States, a New York Corporation

                                   SCHEDULE
                                 (continued)

          Recorded:        July 29, 198 in Book n/a at Page n/a of official
                           Records
          Instrument No.:  8805442
          Return Address:  2700 Ygnacio Valley Road, Ste. 315, Walnut Creek,
                           CA 94598
          Loan No.:        None shown

N        Said matter affects: Parcel B

O    14.  A Deed of Trust to secure an indebtedness of the amount stated herein, and any other obligations secured thereby

          Dated:           August 8, 1989
          Amount:          $550,000.00
          Trustor:         HIC Associates, A California Joint Venture
          Trustee:         Fidelity National Title Insurance Company of
                           California, a California corporation
          Beneficiary:     The Equitable Life Assurance Society of the United
                           States, A New York Corporation
          Recorded:        August 17, 1989 in Book n/a at Page n/a of
                           Official Records
          Instrument No.:  8907206
          Return Address:  2700 Ygnacio Valley Road, Suite 315, Walnut Creek,
                           CA 94598
          Loan No.:        None shown

P         Said matter affects: Parcel A

Q    15.  An unrecorded lease, affecting the premises herein stated, executed by and between the parties named herein, for the term and upon the terms, covenants and conditions therein provided,

          Dated.           July 26, 1988
          Lessor:          HIC Associates, Inc.
          Lessee:          Lindsay Associates, Inc.
          Disclosed By:    Subordination Agreement
          Recorded:        July 29, 1988 as Instrument No. 8805443 in Book n/a
                           at Page n/a of Official Records
          Effects:         Parcel "B"

R         No representation is made as to the present ownership of said leasehold or matters affecting the rights or interests of the lessor or lessee arising out of or occasioned by said lease.

                                  SCHEDULE B
                                 (continued)

S Said Deed of Trust has been subordinated to the subject matter referred to in this paragraph, by the provisions of an instrument

          Dated:           July 31, 1990
          Executed By:     HIC Associates and Lindsay Associates, Inc.
          Recorded:        August 9, 1990 as Instrument No. 9006852 in Book n/a
                           at Page n/a of Official Records
          Subordinated To: item #16 below

T    16.  An unrecorded lease, affecting the premises herein stated, executed by and between the parties named herein, for the term and upon the terms, covenants and conditions therein provided,

          Dated:           July 26, 1980
          Lessor:          HIC Associates
          Lessee:          Bertuccio Equipment Sales
          Disclosed By:    Subordination Agreement
          Recorded:        July 29, 1988 as Instrument No. 8805444 in Book
                           n/a at Page n/a of Official Records
          Affects:         Parcel "B"

U. No representation is made as to the present ownership of said leasehold or matters affecting the rights or interests of the lessor or lessee arising out of or occasioned by said lease.

V. Said Deed of Trust has been subordinated to the subject matter referred to in this paragraph, by the provisions of an instrument

          Dated:           July 31, 1990
          Executed By:     HIC Associates, and Bertuccio Equipment Sales
          Recorded:        August 9, 1990 as Instrument No. 9006851 in Book
                           n/a at Page n/a of Official Records
          Subordinated To: item #16 below

W    17.  An easement affecting the portion of said land and for the purposes stated herein, and incidental purposes,

          In Favor Of:     Pacific Gas and Electric Company, a California
                           corporation
          For:             Above ground and underground facilities
          Recorded:        April 4, 1990 as Instrument No. 9002755 in Book
                           n/a at Page n/a Official Records
          Affects:         North boundary of Parcel "A"

                                  SCHEDULE B
                                 (continued)

X    18.  A Deed of Trust to secure an indebtedness of the amount stated herein, and any other obligations secured thereby

          Dated:           July 26, 1990
          Amount:          $600,000.00
          Trustor:         HIC Associates, A California Joint Venture, a general
                           partnership
          Trustee:         Ticor Title Insurance Company of California, a
                           California corporation
          Beneficiary:     The Equitable Life Assurance Society of the United
                           States, A New York Corporation
          Recorded:        August 9, 1990 in Book n/a at Page n/a of Official
                           Records
          Instrument No.:  9006850
          Return Address:  None shown
          Loan No.:        None shown

Y         END OF SCHEDULE B

Z         JRO/mac

          2nd Supplemental

          short term rate

AA NOTE 1: Title of the vestee herein was acquired by deed recorded prior to six months from the date hereof.

AB NOTE 2: On or after July 1, 1985, the County Recorder's office will charge, in addition to the regular recording charges, an extra $20.00 recording fee, unless a document evidencing a change of ownership is accompanied by a Preliminary Change of Ownership Report. In lieu of said report, signed by the tranferee, the recorder will accept an affidavit that the transferee is not a resident of California. Title billings will be adjusted to reflect such additional fees when applicable.

AC   NOTE 3: CALIFORNIA "GOOD FUNDS" LAW

     EFFECTIVE JANUARY 1, 1990, CALIFORNIA INSURANCE CODE SECTION 12413.1, (CHAPTER 598, STATUTES OF 1989), PROHIBITS A TITLE INSURANCE COMPANY, CONTROLLED ESCROW COMPANY, OR UNDERWRITTEN TITLE COMPANY FROM DISBURSING FUNDS FROM AN ESCROW OR SUB-ESCROW ACCOUNT, (EXCEPT FOR FUNDS DEPOSITED BY WIRE TRANSFER, ELECTRONIC PAYMENT OR CASH) UNTIL THE DAY THESE FUNDS ARE MADE AVAILABLE TO THE DEPOSITOR PURSUAINT TO PART 2239 OF TITLE 12 OF THE CODE OF FEDERAL REGULATIONS, (REG. CC). ITEMS SUCH AS CASHIER'S, CERTIFIED OR TELLERS CHECKS MAY BE AVAILABLE FOR DISBURSEMENT ON THE

                                  SCHEDULE B
                                 (continued)

     BUSINESS DAY FOLLOWING THE BUSINESS DAY OF DEPOSIT; HOWEVER, OTHER FORMS OF DEPOSITS MAY CAUSE EXTENDED DELAYS IN CLOSING THE ESCROW OR SUB-ESCROW.

     CHICAGO TITLE COMPANY WILL NOT BE RESPONSIBLE FOR ACCUALS OF INTEREST OR OTHER CHARGES RESULTNG FROM COMPLIANCE WITH THE DISBURSEMENT RESTRICTIONS IMPOSED BY STATE LAW.

AD NOTE 4: The policy or policies, when approved for issuance, will contain one of the following exclusions either in its preprinted exclusions or by endorsement.

     Loan Policy Exclusion:

     Any claim, which arises out of the transaction creating the interest of the mortgage insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws.

     Owners Policy Exclusion:

     Any claim, which arises out of the transaction vesting in the insured, the estate or interest insured by this policy, by reason of the operation of federal bankruptcy, state insolvency, or similar creditors' rights laws.

AE NOTE 5: For informational purposes, the General and Special Taxes and Assessments, if any, for the fiscal year 1991-1992

     Assessment No.:       19-030-17
     Code No.:             67-003
     First Installment:    $5,411.47 PAID
     Second Installment:   $5,411.47 PAID
     Assessment Valuation Of
     Personal Property:    NONE
     Homeowner Exemption:  None

AF NOTE 6: For informational purposes, the General and Special Taxes and Assessments, if any, for the fiscal year 1991-1992

     Assessment No.:       19-030-18
     Code No.:             67-003
     First Installment:    $6,450.23 PAID
     Second Installment:   $6,450.23 PAID
     Assessment Valuation Of
     Personal property:     NONE
     Homeowner Exemption:  None

                          GRIMSLEY & ASSOCIATES INC.

                          -------------------------

                                CIVIL ENGINEER

                             HOLLISTER CALIFORNIA


                                   PARCEL MAP


       LYING IN THE UNINCORPORATED TERRITORY OF THE COUNTY OF SAN BENITO BEING A PORTION OF HOMESTEAD LOT 5 OF THE RANCHO SAN JUSTO SUBDIVISION

                       ASSIGNMENT AND ASSUMPTION OF LEASE

         This Assignment of Lease is entered into this 22 day of December, 1993, by and between Charles River Laboratories, Inc., a Delaware partnership ("Assignor") and WILMINGTON PARTNERS L.P., a Delaware limited partnership ("Assignee").

         Assignee is acquiring substantially all of the domestic operating assets of Assignor. For and in consideration of the mutual agreements herein, and other good and valuable consideration, Assignor hereby assigns to Assignee, and Assignee accepts from Assignor, all of Assignor's right, title and interest in and to the lease dated June 5, 1992, by and between HIC Associates, as Landlord, and Assignor, as Tenant, for the premises located at 1000 Park Center Drive, (Parcel 10), Hollister, California 95023 (the "Lease") and as more particularly described therein.

         Assignee hereby assumes the obligations of Assignor with respect to the Lease, and agrees to pay the rents provided in the Lease and to perform and keep all the terms, covenants and conditions therein contained to be performed and kept by the Tenant.

         The Assignment shall be effective the date hereof.


Assignor:                                    Assignee:

CHARLES RIVER LABORATORIES, INC.             WILMINGTON PARTNERS L.P.

                                             By: Wilmington Management Corp.,
                                                 General Partner

By: /s/ Alan H. Resnick                      By: /s/ Alan H. Resnick
   -------------------------------              -------------------------------
   Alan H. Resnick                              Alan H. Resnick
   Vice President                               Vice President